                                PLEDGE AGREEMENT
                                ----------------


                  THIS PLEDGE AGREEMENT, dated as of June 3, 1999, is made by SVI Holdings, Inc., a Nevada corporation ("Grantor"), in favor of and for the benefit of Union Bank of California, N.A. ("Secured Party"), with reference to the following facts:

                                    RECITALS
                                    --------


                  A. Pursuant to the Term Loan Agreement of even date herewith by and between Grantor and Secured Party (as such agreement may from time to time be extended, modified, renewed, restated, supplemented or amended, the "Loan Agreement"), Secured Party has agreed to provide Grantor with certain term loan financing.

                  B. The Loan Agreement provides, as a condition precedent to Secured Party's obligation to provide such financing to Grantor, that Grantor shall enter into this Agreement and pledge to Secured Party the Pledged Collateral described below, all under the terms and conditions set forth in this Agreement.

                  C. Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned financing.


                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in order to induce Secured Party to extend the aforementioned financing to Grantor, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantor hereby represents, warrants, covenants, agrees, and pledges as follows:

                  1. DEFINITIONS. This Agreement is the Pledge Agreement referred to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Loan Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:


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


                  "AGREEMENT" means this Pledge Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

                  "CASH" means all monetary and non-monetary items owned by Grantor that are treated as cash in accordance with GAAP, consistently applied.

                  "CERTIFICATES" means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

                  "PLEDGED COLLATERAL" means any and all property of Grantor now or hereafter pledged and delivered to Secured Party, and includes, without limitation, the Pledged Securities, any Certificates representing or evidencing the same, any and all proceeds of any of the foregoing, and any and all collections, dividends (whether in Cash, stock or otherwise), distributions, redemption payments, liquidation payments, interest or premiums with respect to any of the foregoing.

                  "PLEDGED SECURITIES" means (a) any and all shares of capital stock of all existing and future Significant Domestic Subsidiaries of Grantor, now or here after owned by Grantor (the existing Significant Domestic Subsidiaries of Grantor are listed on Schedule 1 hereto), (b) 65% of the shares of capital stock of all existing and future Significant Foreign Subsidiaries of Grantor, now or hereafter owned by Grantor, except for IBIS Systems Limited ("IBIS") (the existing Significant Foreign Subsidiaries of Grantor other than IBIS are listed on Schedule 1 hereto) (c) any and all securities now or hereafter issued in substitution, exchange or replacement for any of the foregoing shares, or with respect thereto, (d) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of the existing Significant Subsidiaries listed on
         SCHEDULE 1 hereto, PROVIDED that, in the case of any Significant Foreign Subsidiary of Grantor, such warrants, options or other rights would not cause more than 65% of the shares of capital stock of such Significant Foreign Subsidiary to be Pledged Collateral, and (e) subject to the percentage limitation applicable under clause (b) above to the pledge and security interest granted hereunder in the shares of capital stock of Significant Foreign Subsidiaries of Grantor, any and all equity interests and the Certificates or other written evidences representing such equity interests and any interest of Grantor in the entries on the books of any financial intermediary pertaining thereto now or hereafter acquired by Grantor in any existing or future Significant Subsidiary of Grantor.

                  2. INCORPORATION OF REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER PROVISIONS OF TRANSACTION DOCUMENTS. This Agreement is one of the Loan Documents referred to in the Loan Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

                  3. CREATION OF SECURITY INTEREST.

                     3.1 PLEDGE OF PLEDGED COLLATERAL. Grantor hereby pledges and grants to Secured Party a continuing first-priority security interest in and to all Pledged Collateral for the benefit of Secured Party, together with all proceeds, dividends, redemption payments, liquidation payments, Cash, instruments and other Property, and any and all rights, title, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. The security interest and pledge created by this SECTION 3.1 shall continue in effect so long as any Obligations are owed to Secured Party.

                     3.2 DELIVERY OF CERTAIN PLEDGED COLLATERAL. On or before the Closing Date, Grantor shall cause to be pledged and delivered to Secured Party the Certificates evidencing the capital stock of the existing Subsidiaries listed on SCHEDULE 1 hereto. Following the Closing Date, Grantor shall deliver, or cause to be delivered, Pledged Securities of each future Significant Subsidiary within 30 days of such Person becoming a Significant Subsidiary. All Certificates at any time delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall hold all Certificates pledged hereunder pursuant to this Agreement unless and until released in accordance with SECTION 3.3 of this Agreement.

                     3.3 RELEASE OF PLEDGED COLLATERAL. Pledged Collateral that is required to be released from the pledge and security interest created by this Agreement in order to permit Grantor to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, or dividend payment or distribution that Grantor is entitled to consummate pursuant to the Loan Agreement, if any, shall be so released by Secured Party at such times and to the extent necessary to permit Grantor to consummate such permitted transactions promptly following Secured Party's receipt of written request therefor by Grantor specifying the purpose for which release is requested and such further certificates or other documents as Secured Party reasonably shall request in its discretion to confirm that Grantor is permitted to consummate such permitted transaction and to confirm Secured Party's replacement Liens on appropriate collateral (unless replacement collateral is not required pursuant to the Loan Agreement). Any request for any permitted release shall be transmitted to Secured Party. Secured Party, at the expense of Grantor, promptly shall redeliver all Certificates and shall execute and deliver to Grantor all documents requested by Grantor that are reasonably necessary to release Pledged Collateral of record whenever Grantor shall be entitled to the release thereof in accordance with this SECTION 3.3. Upon payment in full of all Obligations, Secured Party, at the expense of Grantor, shall promptly redeliver all Certificates and shall execute and deliver to Grantor all documents requested by Grantor that are reasonably necessary to release Pledged Collateral of record.

                  4. SECURITY FOR OBLIGATIONS. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations now or hereafter existing under the Loan Documents, all Obligations of Grantor now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Obligations following the bankruptcy of Grantor or any other Person.

                  5. FURTHER ASSURANCES. Grantor agrees that at any time, and from time to time, at its own expense, Grantor will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, causing the issuers of, or obligors on any of the Pledged Collateral to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. Grantor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

                  6. VOTING RIGHTS; DIVIDENDS; ETC. So long as no Event of Default under the Loan Agreement has occurred and is continuing:

                     6.1 VOTING RIGHTS. Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement or the other Loan Documents.

                     6.2 INTEREST, DIVIDEND AND DISTRIBUTION RIGHTS. Grantor shall be entitled to receive and to retain and use any and all interest, premiums, dividends or distributions paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to Secured Party to hold as Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of Grantor, and forthwith be delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements or stock powers).

                  7. RIGHTS FOLLOWING OCCURRENCE OF TRIGGERING EVENT. Following the occurrence and continuance of an Event of Default under the Loan Agreement:

                     7.1 VOTING AND DISTRIBUTION RIGHTS. At the option of Secured Party, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to SECTION 6.1 above, and to receive the interest, premiums, dividends and distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 6.2 above, shall cease, and all such rights shall thereupon become vested solely in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. Secured Party shall give notice to Grantor of Secured Party's election to exercise voting rights with respect to the Pledged Collateral; PROVIDED, HOWEVER, that (i) neither the giving of such notice nor the receipt thereof by Grantor shall be a condition to exercise of any rights of Secured Party hereunder, and (ii) Secured Party shall not incur any liability for failing to give such notice.

                     7.2 DISTRIBUTIONS HELD IN TRUST. All dividends and other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements or stock powers).

                     7.3 IRREVOCABLE PROXY. Grantor hereby revokes all previous proxies with regard to the Pledged Securities and, to the extent allowable under applicable Law, appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporations which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents; PROVIDED, HOWEVER, that the proxyholder shall exercise rights hereunder only following the occurrence and during the continuance of an Event of Default under the Loan Agreement. Grantor hereby authorizes Secured Party to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as all Obligations have been paid and performed in full.

                  8. TRANSFERS AND OTHER LIENS. Grantor agrees that, except as specifically permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Liens upon or with respect to any of the Pledged Collateral other than those Liens permitted under the Transactions Documents, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

                  9. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor, and in the name of Grantor, or otherwise, from time to time, in Secured Party's sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) to do any and every act which Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Grantor's name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer the Pledged Collateral upon foreclosure by Secured Party; PROVIDED, HOWEVER, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Party shall have no liability or responsibility for any act (other than its own gross negligence or willful misconduct) or omission taken with respect thereto. Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest as provided for in the Loan Agreement.

                  10. SECURED PARTY MAY PERFORM OBLIGATIONS. If Grantor fails to perform any Obligation contained herein, Secured Party may, but without any obligation to do so and without notice to or demand upon Grantor, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party's security interests therein, Secured Party being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any Liens which in the reason able judgment of Secured Party appear to be prior or superior to Secured Party's security interests, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorneys' fees. Grantor hereby agrees to repay immediately upon demand all sums so expended by Secured Party, together with interest from the date of expenditure at the rates provided for in the Loan Agreement. Secured Party shall be under no duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of Grantor's rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of Grantor or any other Person having any interest therein; and Secured Party assumes no liability for and shall not be obligated to perform the obligations of Grantor, if any, with respect to the Pledged Collateral.

                  11. REASONABLE CARE. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to maturities, calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                  12. DEFAULT REMEDIES.

                      12.1 RIGHTS UPON EVENT OF DEFAULT. Following the occurrence and during the continuance of an Event of Default under the Loan Agreement, Grantor shall be in default hereunder and Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable Law or in equity, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to Grantor:

                           (a) to notify any issuer of any Pledged Collateral
that the same has been pledged to Secured Party and that all dividends and other payments thereon are to be made directly and exclusively to Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

                           (b) to enforce payment and prosecute any action or
proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party's name(s) or in the name of Grantor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

                           (c) in accordance with applicable Law, to take
possession of the Pledged Collateral with or without judicial process;

                           (d) to endorse, in the name of Grantor, all checks,
notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

                           (e) subject to compliance with paragraph 12.2 below,
to transfer any or all of the Pledged Collateral into the name of Secured Party or its nominee or nominees; and

                           (f) in accordance with applicable Law, to foreclose
the Liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party;

all at the sole option of and in the sole discretion of Secured Party.

                      12.2 NOTICE OF SALE. Secured Party shall give Grantor not less than fourteen (14) days' written notice of sale of all or any part of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places in California as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.


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


                      12.3 PRIVATE SALES. Following the occurrence and during the continuance of an Event of Default under the Loan Agreement, whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. Grantor recognizes that a ready market may not exist for Pledged Securities which are not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Secured Party of any such Pledged Securities for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Securities or Pledged Securities that are privately traded.

                      12.4 TITLE OF PURCHASERS. Subject to applicable requirements of Law, upon consummation of any sale of Pledged Collateral pursuant to this SECTION 12, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Pledged Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

                      12.5 DISPOSITION OF PROCEEDS OF SALE. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, FIRST, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; SECOND, to the satisfaction of all Obligations, with application as to any particular Obligations to be in the order set forth in the Loan Agreement or other Loan Documents; and, THIRD, to all other indebtedness secured hereby in such order and manner as Secured Party in its sole and absolute discretion may determine.

                  13. CONTINUING EFFECT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Secured Party or any Lender, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  14. COVENANT NOT TO ISSUE UNCERTIFICATED SECURITIES. Grantor represents and warrants to Secured Party that all of the capital stock of each of the corporations that issued the Pledged Securities is in certificated form (as contemplated by Division 8 of the California Uniform Commercial Code), and covenants to Secured Party that it will not cause or permit such corporations to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Division 8 of the California Uniform Commercial Code). The foregoing representations, warranties and covenants shall survive the execution and delivery of this Agreement.

                  15. COVENANT NOT TO DILUTE INTERESTS OF SECURED PARTY IN PLEDGED SECURITIES. Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit the corporations that issued the Pledged Securities to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock (unless such securities are also pledged to Secured Party), if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities or any corporation whose securities constitute Pledged Securities unless such action is permitted at such time under the Loan Agreement.


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


                  16. INDEMNITY. Grantor agrees to indemnify and hold harmless Secured Party from and against any and all claims, demands, losses, judgments and liabilities (including without limitation liabilities for penalties) of whatsoever kind or nature, and to reimburse Secured Party for all reasonable costs and expenses, including without limitation reasonable attorneys' fees and expenses and/or costs and expenses associated with, arising out of or in connection with this Agreement or the exercise by Secured Party of any right or remedy granted to it hereunder, or under the Loan Documents other than arising from the gross negligence or willful misconduct of Secured Party. In no event shall Secured Party be liable for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the agreements of Grantor under this SECTION 16 are unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction as such obligations which is permissible under applicable Law.

                  17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

                  18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

                  19. ADDITIONAL POWERS AND AUTHORIZATION. Secured Party shall be entitled to the benefits accruing to it as Lender under the Loan Agreement. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any property (including, without limitation, the Pledged Collateral), title, right or power deemed necessary for the purposes of such appointment.

                  20. WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


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


                  IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed as of the date first above written.


                                       "Grantor"

                                       SVI HOLDINGS, INC.,
                                       a Nevada corporation


                                       By: /S/ David L. Reese
                                          --------------------------------------
                                                   David L. Reese
                                                   Chief Financial Officer


                                       ACCEPTED AND AGREED TO:

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By: /S/ Douglas S. Lambell
                                          --------------------------------------
                                                   Douglas S. Lambell
                                                   Vice President

                                       By: /S/ Linda L. Welker
                                          --------------------------------------
                                                   Linda L. Welker
                                                   Vice President


                                   SCHEDULE 1
                                   ----------

                               PLEDGED SECURITIES
                               ------------------



GRANTOR:          SVI HOLDINGS, INC.
--------

                                       Class          Stock           Number        Percentage
Stock                                    of         Certificate         of              of
Issuer                                 Stock          No(s).          Shares         Ownership
------                                 -----        -----------       ------        ----------

Applied Retail Solutions, Inc.         Common            1             1,500              100%


Island Pacific Systems Corporation     Common                            855              100%


Divergent Technologies Pty., Ltd.      Ordinary          6                 1            .0001%
                                       Ordinary         16            86,249                6%
                                       Ordinary         22            90,000                6%
                                       Ordinary         24            90,000                6%
                                       Ordinary         25           120,000                8%
                                       Ordinary          9                 3            .0002%
                                       Ordinary         13                 5            .0003%
                                       Ordinary         18           258,747               17%
                                       Ordinary         21           341,245               23%
                                                                     -------            ------
                                                                     986,250               66%



                                   Schedule 1